SCHEDULE 14A INFORMATION

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Applied Molecular Evolution, Inc.

(Name of Registrant as Specified In Its Charter)

N/ A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3520 Dunhill Street

San Diego, CA 92121
(858) 597-4990

April 24, 2003

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Applied Molecular Evolution, Inc., which will be held on Thursday, May 22, 2003, at 8:30 a.m., at the Company’s offices, located at 3520 Dunhill Street, San Diego, California.

      The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

      After reading the Proxy Statement, please mark, date, sign and return, at your earliest convenience, the enclosed proxy in the prepaid envelope addressed to EquiServe, the Company’s agent, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT IT IS DELIVERED PRIOR TO MAY 22, 2003 OR ATTEND THE ANNUAL MEETING IN PERSON.

      A copy of the Company’s Annual Report to Stockholders is also enclosed.

      The Board of Directors and Management look forward to seeing you at the meeting.

Sincerely yours,

William D. Huse, M.D., Ph.D.
President and Chief Executive Officer

APPLIED MOLECULAR EVOLUTION, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 22, 2003

To the Stockholders of Applied Molecular Evolution, Inc.:

      The Annual Meeting of Stockholders of Applied Molecular Evolution, Inc., a Delaware corporation (the “Company”), will be held at the Company’s offices, located at 3520 Dunhill Street, San Diego, California, on May 22, 2003, at 8:30 a.m., for the following purposes:

1. To elect one Class III director;

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors; and

3. To transact such other business as may properly be presented at the Annual Meeting and any adjournment of the Annual Meeting.

      Stockholders of record as of the close of business on April 15, 2003, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote will be available at the Company’s offices, 3520 Dunhill Street, San Diego, for ten days before the meeting.

      IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, THE COMPANY HOPES THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE MEETING.

By Order of the Board of Directors

Lawrence E. Bloch, M.D., J.D.
Chief Financial Officer and Secretary

San Diego, California

April 24, 2003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1
ELECTION OF DIRECTORS
CERTAIN TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PRINCIPAL STOCKHOLDERS
EXECUTIVE COMPENSATION
REPORT TO STOCKHOLDERS ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS COMMITTEE REPORT TO STOCKHOLDERS
STOCK PRICE PERFORMANCE GRAPH
PROPOSAL 2
RATIFICATION OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
OTHER MATTERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Exhibit A

APPLIED MOLECULAR EVOLUTION, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

      This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Company’s Board of Directors of proxies in the accompanying form to be used at the Annual Meeting of the Company’s Stockholders to be held at the Company’s offices, located at 3520 Dunhill Street, San Diego, California, on Thursday, May 22, 2003, at 8:30 a.m. and any adjournment thereof (the “Annual Meeting”). The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by filing with the Company’s corporate Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the nominee for director listed in this Proxy Statement and FOR approval of Proposal 2 described in the Notice of Annual Meeting and in this Proxy Statement.

      Stockholders of record at the close of business on April 15, 2003, are entitled to notice of and to vote at the Annual Meeting. As of the close of business on such date, the Company had approximately 20,817,735 shares of Common Stock outstanding and entitled to vote. Each holder of Common Stock is entitled to one vote for each share held as of the record date.

      Directors are elected by a plurality vote. The other matter submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter, and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

      We will bear the expense of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by certain of the Company’s directors, officers and other employees by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company’s Common Stock. The Company has retained The Altman Group, Inc. to assist in the solicitation of proxies at a cost of approximately $4,500, plus reimbursement of expenses.

      Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Applied Molecular Evolution, Inc., Investor Relations, 3520 Dunhill Street, San Diego, California, 92121; (858) 597-4990. To provide the Company sufficient time to arrange for reasonable assistance or accommodation, please submit all such requests by May 9, 2003.

      This Proxy Statement and the accompanying form of proxy are being mailed on or about April 24, 2003, to all stockholders entitled to vote at the meeting.

IMPORTANT

          Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

      We have three classes of directors serving staggered three-year terms. Class I, Class II and Class III consist of two directors each. One Class III director is to be elected at the Annual Meeting to serve until the 2006 Annual Meeting or until his successor has been elected and qualified or until such director’s earlier resignation, removal from office, death or incapacity. The terms of the Class I and Class II directors expire in 2004 and 2005, respectively. Currently one Class III director’s seat is vacant, and such seat will remain vacant following the Annual Meeting as the Nominating and Governance Committee has not yet identified suitable candidates for such seat. Shares represented by the enclosed Proxy Statement cannot be voted for a greater number of persons than the number of nominees named.

      Unless authority to vote for the director is withheld, it is intended that the shares represented by the enclosed proxy will be voted for the election of N. Coleman Owen. Mr. Owen is currently a member of the Company’s Board of Directors. This nominee has been nominated as a Class III director by the Company’s Nominating and Governance Committee. In the event such nominee becomes unable or unwilling to accept nomination or election, the shares represented by the enclosed proxy will be voted for the election of such other nominee as the Board of Directors may select. The Board of Directors has no reason to believe that such nominee will be unable or unwilling to serve.

      There are no family relationships among the Company’s executive officers or directors.

      Set forth below is information regarding the nominee for Class III director and the continuing directors of Class I and Class II.

     Class III

      N. Coleman Owen, age 60, joined the Company’s Board of Directors in September 2002. Mr. Owen is the principal of Owen & Associates, a healthcare industry consulting firm. Previously, Mr. Owen was a member of the management team of Hybritech Incorporated, beginning in 1980 with positions of increasing responsibility culminating with Vice President of Business Development. Mr. Owen is a co-inventor and patent holder for technology embodied in some of Hybritech’s products. Prior to joining Hybritech, Mr. Owen worked in a variety of senior marketing and business positions with Johnson & Johnson. Mr. Owen teaches business courses at the University of Oulu, Finland. Mr. Owen studied Engineering at the Georgia Institute of Technology and received a degree in Business from the University of Georgia.

     Class I

      William D. Huse, M.D., Ph.D., age 49, founded the Company in 1989 and has been the Company’s Chief Executive Officer since January 1999, the Company’s President since March 2000 and the Chairman of the Board of Directors since May 2002. Dr. Huse served as the Company’s Chief Scientific Officer from its inception until January 2002. Dr. Huse was affiliated with The Scripps Research Institute (“Scripps”) from 1989 to 1990. Prior to joining Scripps, Dr. Huse was Vice President, Research and Development at Stratagene, Inc., a private biotechnology company, from 1986 to 1989. Dr. Huse was an Assistant Professor at Yale University School of Medicine, Section of Molecular Neurobiology, from 1984 to 1986. Dr. Huse received his M.D. and Ph.D. in Neurosciences from the Albert Einstein School of Medicine. Dr. Huse completed his postdoctoral work at Cold Spring Harbor Laboratory. Dr. Huse serves as the President, Chief Executive Officer and as the Chairman of the Board of Directors of the Company’s majority-owned subsidiary, Novasite Pharmaceuticals, Inc. (“Novasite”).

      William L. Respess, Ph.D., J.D., age 63, joined the Company’s Board of Directors in September 2002 and has been the Company’s Vice President and General Counsel since July 2002. From 2000 to 2002, Dr. Respess served as Senior Vice President and General Counsel of Graviton, Inc. From 1988 to 2000, Dr. Respess served as Senior Vice President and General Counsel of Ligand Pharmaceuticals Incorporated.

Dr. Respess has also held the positions of Vice President and General Counsel of Gen-Probe Incorporated, Vice President and General Counsel of Hybritech Incorporated and Partner at Lyon & Lyon. Dr. Respess received a Ph.D. in Organic Chemistry from the Massachusetts Institute of Technology and a J.D. from George Washington University before serving as Law Clerk and Technical Advisor to the Honorable J. Lindsay Almond, Jr., on the United States Court of Customs and Patent Appeals.

     Class II

      Raymond V. Dittamore, age 60, joined the Company’s Board of Directors in September 2002. Mr. Dittamore is a retired audit partner of Ernst & Young LLP, an international accounting firm. Mr. Dittamore retired in 2001 after 35 years of experience with that firm, including 14 years as the managing partner of the firm’s San Diego office. Mr. Dittamore serves on the board of directors of QUALCOMM Incorporated, Invitrogen Corporation and Gen-Probe Incorporated. Mr. Dittamore is a founder of BIOCOM/ San Diego, the biotechnology industry organization. Mr. Dittamore received a B.S. from San Diego State University.

      John F. Richards, age 55, joined the Company’s Board of Directors in February 2001. Mr. Richards is the President of Crabtree Ventures, L.L.C., the general partner of Crabtree Ventures, L.P., a venture capital life science fund which invested in the Series A and Series B rounds of the Company’s majority-owned subsidiary, Novasite. Prior to joining the Company’s Board of Directors, Mr. Richards was an Executive Director of UBS Warburg and a partner in William Blair & Company. Mr. Richards holds a B.A. from the University of Virginia, an M.B.A. in Finance and Accounting from the University of Chicago and graduate degrees from the University of Illinois and the University of Chicago. He is a member of the American Institute of Certified Public Accountants and the Financial Accounting Standards Advisory Council.

      The Board of Directors recommends a vote FOR election of the nominee for the Class III Director set forth above.

Board Meetings and Committees

      The Board of Directors held 10 meetings during the year ended December 31, 2002. During 2002, the Company had standing compensation, stock plan, audit and nominating and governance committees, and all directors then in office attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors served during the periods of their respective Board of Directors and committee memberships.

      The Board of Directors of the Company has established a Compensation Committee, a Stock Plan Committee, an Audit Committee and a Nominating and Governance Committee.

      The Compensation Committee consists of Messrs. Dittamore, Owen and Richards. The Compensation Committee held three meetings during the year ended December 31, 2002. The Compensation Committee reviews and approves compensation and benefits for the Company’s executive officers. The Compensation Committee also administers the Company’s compensation plans and makes recommendations to the Board of Directors regarding such matters.

      The Stock Plan Committee consists of Messrs. Dittamore, Owen and Richards. The Stock Plan Committee held two meeting during 2002. The Stock Plan Committee administers the 1992 Stock Plan, 2000 Stock Incentive Plan and 2001 Stock Incentive Plan (the “Plans”) and also makes recommendations to the Board of Directors regarding such matters. In accordance with the Plans, the Board of Directors granted Dr. Huse specific guideline authority, acting as a committee of one, to assist in the administration of, and grant options under, the Plans with respect to employees who are not officers or directors of the Company.

      The Audit Committee consists of Messrs. Dittamore, Owen and Richards. The Audit Committee held five meetings during 2002. In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility to monitor the quality and integrity of the Company’s financial statements, the compliance with legal and regulatory requirements, the controls relating to financial risk exposure and the dissemination of accurate material information. The Audit Committee monitors the independence and performance of the independent accountants and has the sole authority and responsibility to select and, when appropriate, replace the independent accountants. The members of the Audit Committee are independent directors within the meaning of Rule 4200(a)(14) of the Rules of the National Association of Securities Dealers, Inc. See “Audit Committee Report to Stockholders.”

      The Nominating and Governance Committee consists of Messrs. Dittamore and Richards. Messrs. Dittamore and Richards became members of the Nominating and Governance Committee in November 2002. The Nominating and Governance Committee was formed effective March 2002 and held one meeting during 2002. The Nominating and Governance Committee selects and nominates individuals to fill vacancies in the Company’s Board of Directors and sets policies relating to corporate governance. The Nominating and Governance Committee will not consider nominees recommended by stockholders.

Directors’ Compensation

      New non-employee directors receive, pursuant to the 2001 Stock Incentive Plan, a one-time grant of options to purchase 25,000 shares of the Company’s Common Stock as a result of their appointment to the Board of Directors. Such options vest ratably over a 36-month period. In addition, new non-employee directors receive, pursuant to the 2001 Stock Incentive Plan, automatic grants of options to purchase 10,000 shares of the Company’s Common Stock upon the one-year anniversary of their appointment to the Board of Directors. Such options vest in full upon the date of grant. Messrs. Dittamore and Owen each received a one-time grant of options to purchase 25,000 shares of the Company’s Common Stock as a result of their respective appointments to the Board of Directors in September 2002. Mr. Richards received an automatic grant of an option to purchase 10,000 shares of the Company’s Common Stock in February 2003. Except for grants of stock options, the Company’s directors did not receive compensation for their services as directors in 2002, but they were reimbursed for reasonable expenses incurred in connection with meetings of the Board of Directors and its committees.

      In April 2003, the Compensation Committee added a cash component to the compensation package for non-employee directors to provide (i) an annual retainer of $29,000 for the Audit Committee Chairman, (ii) an annual retainer of $24,000 for the other members of the Audit Committee and (iii) an annual retainer of $20,400 for non-employee members of the Board who do not serve on the Audit Committee. The Company intends to continue to review its compensation of non-employee directors.

Compensation Committee and Stock Plan Committee Interlocks and Insider Participation

      There were no interlocks among the Company’s executive officers and directors that are required to be disclosed under applicable executive compensation disclosure regulations. John F. Richards, one of the Company’s directors and a director of the Company’s majority-owned subsidiary, Novasite, is the Managing Member of Crabtree Ventures, L.L.C., the general partner of Crabtree Ventures, L.P., which participated in Novasite Series B Preferred Stock financings in 2002. See “Certain Transactions.”

Director Resignations

      As previously reported in the Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 23, 2002 (the “Form 8-K”), on September 13, 2002, Peter K. Hilal, Stanley T. Crooke and Clive A. Meanwell resigned as directors due to differences in management style. Letters with respect to these resignations are attached as Items 4.1 and 4.2 to the Form 8-K.

CERTAIN TRANSACTIONS

      During 2002, the Company’s majority-owned subsidiary, Novasite, raised approximately $1.3 million, including the conversion of approximately $550,000 of debt, from Series B Preferred Stock financings which occurred in September and November of 2002. In January and April 2003, Novasite raised an additional $750,000 and $250,000, respectively, from Series B Preferred Stock financings. Following the financings, the Company held a 53% interest in Novasite, and Crabtree Ventures L.P., a venture firm and previous investor in Novasite, held a 41% interest in Novasite. John F. Richards, one of the Company’s directors and a director of Novasite, is the Managing Member of Crabtree Ventures, L.L.C., the general partner of Crabtree Ventures, L.P. An additional $500,000 is expected to be raised in 2003 from Series B Preferred Stock financings. The funds from the financings are expected to be used to commercialize Novasite’s technology for the discovery and optimization of highly selective small-molecule drugs.

      William D. Huse, the Company’s President, Chief Executive Officer and Chairman of the Board of Directors, is the President, Chief Executive Officer and Chairman of the Board of Directors of Novasite. Dr. Huse has been granted options to purchase up to 800,000 shares of Novasite Common Stock with an exercise price equal to $0.05 per share, of which he has exercised options to purchase 16,800 shares of Novasite Common Stock. As of April 15, 2003, approximately 78% of the total options were fully vested.

      In August 2002, the Company repurchased 1,873,111 shares of its Common Stock for $3.89 per share in a private placement transaction from Peter Hilal, M.D., a former director of the Company, and entities affiliated with Hilal Capital Management LLC of which Dr. Hilal serves as managing member.

      On June 15, 2000, and June 16, 2000, certain options were exercised in exchange for cash and promissory notes, including: 280,000 shares purchased by William D. Huse, one of the Company’s directors and the Company’s Chief Executive Officer and President, for $280 cash and a promissory note for $209,720; 240,000 shares purchased by Jeffry D. Watkins, the Company’s Chief Scientific Officer, for $240 cash and a promissory note for $179,760; 200,000 shares purchased by Lawrence E. Bloch, the Company’s Chief Financial Officer and Secretary, for $200 cash and a promissory note for $149,800 and 140,000 shares purchased by Keith S. Manchester, the Company’s Vice President of Business Development, for $140 in cash and promissory notes for $154,860. As of April 15, 2003, $252,216, $216,184, $180,153 and $186,239 were outstanding for the promissory notes of Dr. Huse, Dr. Watkins, Dr. Bloch and Dr. Manchester, respectively. Interest, at the rate of 6.62%, cumulates and is payable with principal at maturity. The maturity date for these promissory notes is June 2005. These promissory notes are full recourse.

      In March 2002, the Company provided James B. Breitmeyer, the Company’s Chief Medical Officer, with a $400,000 loan to purchase a principal residence. This loan is secured by a second deed of trust on the residence that Dr. Breitmeyer purchased and carries an annual interest rate of 6%. Interest on the loan will cumulate and is payable four years from the date of the loan. The Company agreed to fully forgive the loan in the event that Dr. Breitmeyer is fully employed by the Company four years from the date of the loan.

      The Company believes that the foregoing transactions were in its best interests. It is the Company’s policy that all transactions by the Company with officers, directors, 5% stockholders or their affiliates will be entered into only if such transactions are approved by the Company’s Audit Committee and by a majority of the disinterested directors, and are on terms no less favorable to the Company than could be obtained from unaffiliated parties.

      See also “Report to Stockholders on Executive Compensation” and “Compensation Committee and Stock Plan Committee Interlocks and Insider Participation.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

      The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Common Stock as of April 15, 2003 by: (i) each person known by the Company to be a beneficial owner of five percent or more of the Company’s Common Stock, (ii) each director and nominee for election to the Board of Directors at the Annual Meeting, (iii) each of the Company’s executive officers named in the Summary Compensation Table set forth herein and (iv) all current directors and executive officers as a group.

PRINCIPAL STOCKHOLDERS

		Percent of
	Number	Total Shares
Name and Address	of Shares	Outstanding(1)(2)

Entities affiliated with
BVF Partners, L.P.(3)	3,121,592	15.0%
227 West Monroe Street
Suite 4800
Chicago, Illinois 60606
Lawrence E. Bloch, M.D., J.D.(4)	924,986	4.4%
James B. Breitmeyer, M.D., Ph.D.(4)	84,397	*
Raymond V. Dittamore(4)	6,250	*
William D. Huse, M.D., Ph.D.(4)	3,472,579	16.3%
Keith S. Manchester, M.D.(4)	574,631	2.7%
N. Coleman Owen(4)	14,750	*
William L. Respess, J.D., Ph.D.(4)	42,727	*
John F. Richards(4)	110,677	*
Jeffry D. Watkins, Ph.D.(4)	669,662	3.2%
All current directors and executive officers as a group (9 persons)(5)	5,900,659	26.6%

*	Less than one percent.

(1)	Percentage of beneficial ownership is calculated assuming 20,817,735 shares of Common Stock were outstanding on April 15, 2003. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days after April 15, 2003, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

(2)	This table is based upon information supplied to the Company by its executive officers, directors and principal stockholders. The address of each officer and director identified in this table is that of the Company’s executive offices, 3520 Dunhill Street, San Diego, CA 92121.

(3)	As reported in a Schedule 13G dated September 6, 2002, and Form 4 dated October 9, 2002, and filed with the SEC: BVF Partners, L.P., a Delaware limited partnership (“BVF Partners”), beneficially owns the shares, with its general partner, BVF, Inc., a Delaware corporation (“BVF, Inc.”), which is an investment advisor to BVF Partners. BVF Partners is the general partner of Biotechnology Value Fund, L.P., a Delaware limited partnership (“BVF, L.P.”), and Biotechnology Value Fund II, L.P., a Delaware limited partnership (“BVF II, L.P.”), both investment limited partnerships. BVF Partners is also the manager of BVF Investments L.L.C., a Delaware limited liability company (“BVF Investments”). Mark

N. Lampert is the sole shareholder and sole director of BVF, Inc., and an officer of BVF, Inc. The voting and dispositive power with respect to shares beneficially owned by BVF, L.P., BVF II, L.P., and BVF Investments is shared with BVF Partners. BVF Partners and BVF, Inc. share voting and dispositive power with respect to the shares they beneficially own with, in addition to BVF, L.P., BVF II, L.P., and BVF Investments, certain managed accounts on whose behalf BVF Partners, as investment manager, purchased such shares. None of the managed accounts individually owns more than 5% of the Company’s Common Stock.

(4)	The amounts shown include shares which may be acquired currently or within 60 days after April 15, 2003, through the exercise of stock options, as follows: Dr. Bloch, 161,840 shares; Dr. Breitmeyer, 75,215 shares; Mr. Dittamore, 6,250 shares; Dr. Huse, 447,063 shares; Dr. Manchester, 233,589 shares; Mr. Owen, 6,250 shares; Dr. Respess, 42,727 shares; Mr. Richards, 39,726 shares and Dr. Watkins, 330,735 shares.

(5)	Includes 1,343,395 shares subject to options.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth compensation for services rendered in all capacities to Applied Molecular Evolution, Inc., for the fiscal years ended December 31, 2000, 2001 and 2002 of (i) the Company’s Chief Executive Officer and (ii) the Company’s four most highly compensated executive officers whose total annual salary and bonus for fiscal year 2002 exceeded $100,000 (the “Named Officers”).

Summary Compensation Table

					Long-Term Compensation
	Annual Compensation
					Restricted	Securities	All Other
				Other Annual	Stock	Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)	Awards($)	Options(#)	($)(1)(2)(3)

William D. Huse	2002	350,000	70,000	—	—	80,000	5,896
President and	2001	285,000	109,725	—	—	150,000	6,015
Chief Executive Officer	2000	248,166	86,000	—	—	280,000	449
Lawrence E. Bloch	2002	250,000	82,500	—	—	35,000	5,738
Chief Financial Officer	2001	175,000	57,750	—	—	150,000	2,390
	2000	136,725	45,000	—	—	280,000	205
James B. Breitmeyer	2002	300,000	81,000	33,921	—	—	5,896
Chief Medical Officer(4)	2001	15,962	—	6,400	—	200,000	—
	2000	—	—	—	—	—	—
Jeffry D. Watkins	2002	250,000	82,500	—	—	30,000	5,439
Chief Scientific Officer	2001	175,000	48,125	—	—	130,000	3,790
	2000	131,190	45,000	—	—	320,000	248
Keith S. Manchester	2002	230,000	62,100	—	—	12,000	5,711
Vice President of	2001	160,000	40,200	11,250	—	244,000	3,688
Business Development(5)	2000	76,923	32,000	10,200	—	240,000	108

(1)	During fiscal year 2002, the Company made contributions under the 401(k) Plan for Dr. Huse, Dr. Bloch, Dr. Breitmeyer, Dr. Watkins and Dr. Manchester of $5,500, $5,500, $5,500, $5,175 and $5,500, respectively. The Company also paid life insurance premiums for Dr. Huse, Dr. Bloch, Dr. Breitmeyer, Dr. Watkins and Dr. Manchester in the amounts of $396, $238, $396, $264 and $211, respectively.

(2)	During fiscal year 2001, the Company made contributions under the 401(k) Plan for Dr. Huse, Dr. Bloch, Dr. Watkins and Dr. Manchester of $5,250, $2,100, $3,500 and $3,450, respectively. The Company also paid life insurance premiums for Dr. Huse, Dr. Bloch, Dr. Watkins and Dr. Manchester in the amounts of $765, $290, $290 and $238, respectively.

(3)	During fiscal year 2000, the Company paid life insurance premiums for Dr. Huse, Dr. Bloch, Dr. Watkins and Dr. Manchester in the amounts of $449, $205, $248 and $108, respectively.

(4)	Dr. Breitmeyer’s salary in 2001 represents partial year compensation for the period December 2001. His other annual compensation paid in 2002 and 2001, includes $33,921 related to relocation expenses and $6,400 related to consulting services, respectively.

(5)	Dr. Manchester’s salary in 2000 represents partial year compensation for the period March 2000 through December 2000. His other annual compensation paid in 2001 and 2000, includes $11,250 and $10,200, respectively, related to relocation expenses.

Stock Option Grants in Fiscal Year 2002

      The following table summarizes option grants to the Company’s Chief Executive Officer and the Named Officers during fiscal 2002, and the value of the options held by each such person at the end of fiscal 2002.

Option Grants in 2002

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of
	Securities	Options			Stock Appreciation
	Underlying	Granted to	Exercise		for Option Term(4)
	Options	Employees in	Price	Expiration
Name	Granted(#)(1)	Fiscal Year	($/Sh)(2)	Date(3)	5%($)	10%($)

William D. Huse	80,000	7.58%	$10.15	2/6/12	510,662	1,294,119
Lawrence E. Bloch	35,000	3.31%	$10.15	2/6/12	223,414	566,177
James B. Breitmeyer	—	—	—	—	—	—
Jeffry D. Watkins	30,000	2.84%	$10.15	2/6/12	191,498	485,294
Keith S. Manchester	12,000	1.14%	$10.15	2/6/12	76,599	194,118

(1)	These incentive stock options vest as to 12.5% of the shares covered by the respective options on the six-month anniversary of the date of grant, and ratably on a daily basis thereafter, vesting in full on the fourth anniversary of the date of grant. Under the terms of the 2001 Stock Plan, the Stock Plan Committee retains the discretion, subject to certain limitations within the 2001 Stock Plan, to modify, extend or renew outstanding options and to reprice outstanding options. Options may be repriced by canceling outstanding options and reissuing new options with an exercise price equal to the fair market value on the date of reissue, which may be lower than the original exercise price of such canceled options. To date, the Company has not repriced any outstanding options.

(2)	The Company has granted options at an exercise price equal to the fair market value of the underlying Common Stock on the date of grant as determined by the closing price of the Company’s Common Stock as reported by the Nasdaq National Market.

(3)	The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(4)	The dollar amounts under these columns represent the potential realizable value of each grant over the term of the options based on assumed rates of stock appreciation of 5% and 10%, compounded annually. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company’s estimate or projection of the future Common Stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Company’s stock.

      The potential realizable values above assume that the price per share on the date of grant was the fair market value of the Common Stock and that the price of the applicable stock increases from the date of grant until the end of the ten-year option term at the annual rates specified. There is no assurance provided to any stockholder that the actual stock price appreciation over the ten-year option terms will be the assumed 5% and 10% rates or any other defined rate.

Aggregated Option Exercises in Fiscal Year 2002 and Fiscal Year-End Option Values

      The following table contains information relating to the exercise of options during fiscal year 2002 and year-end option values as of December 31, 2002, for the Company’s Chief Executive Officer and the Named Officers.

Aggregated Option Exercises in 2002

and 2002 Year-End Option Values

			Number of Unexercised		Value of Unexercised
			Securities Underlying		In-the-Money
			Options at		Options at
			December 31,(#)(1)		December 31,($)(2)
	Shares Acquired	Value
Name	on Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

William D. Huse	—	—	638,039	61,961	793,000	—
Lawrence E. Bloch	—	—	157,892	27,108	—	—
James Breitmeyer	—	—	52,639	147,361	—	—
Jeffry D. Watkins	7,800	13,104	323,968	44,707	310,490	—
Keith S. Manchester	—	—	229,529	26,471	—	—

(1)	Includes all unexercised options, both in-the-money and out-of-the-money options, held by such individuals at December 31, 2002.

(2)	Calculated on the basis of the fair market value of the underlying securities at December 31, 2002, $2.05 per share, minus the exercise price.

Change in Control Provisions

      The Company’s 1992 Stock Plan, 2000 Stock Incentive Plan, 2001 Stock Incentive Plan and 2002 New Employee Stock Incentive Plan provide that the Board of Directors or the Stock Plan Committee may determine that an Option granted under any of these plans, at the time of granting the Option or thereafter, shall become fully vested and exercisable as to all shares of Common Stock subject to such Option in the event that a change in control occurs with respect to the Company. In June 2000, the Company amended the then outstanding stock options of Drs. Huse, Bloch, Watkins and Manchester to provide for full acceleration of the vesting of the unvested portion of their stock options in the event of a change of control of the Company.

Pension and Long-Term Incentive Plans

      The Company has no pension or long-term incentive plans.

REPORT TO STOCKHOLDERS ON EXECUTIVE COMPENSATION

      This Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

Introduction

      The Compensation Committee and Stock Plan Committee of the Board of Directors of Applied Molecular Evolution, Inc. (the “Committees”), are pleased to present their report on executive compensation. The report is intended to assist stockholders in understanding the Committees’ objectives and procedures in establishing the compensation of the Company’s executive officers and to describe the basis on which compensation determinations for 2002 were made by the Committees. In making their determinations, the Committees have relied, in part, on geographic and competitive considerations, independent surveys of compensation of management of companies in the biotechnology and pharmaceutical industries, including companies included in the Nasdaq Biotechnology Stock Index used in the Company’s Stock Price Performance Graph set forth in this Proxy Statement, and recommendations of management.

Compensation Philosophy and Objectives

      The Committees believe that a well-designed compensation program for the Company’s executive officers should:

•	Align the goals of the executives with the goals of the stockholders by creating and enhancing stockholder value through the accomplishment of strategic corporate objectives and by providing management with longer term incentives through equity ownership by management.

•	Recognize individual initiative, effort and achievement.

•	Provide total compensation that enables the Company to compete with companies in the biotechnology and pharmaceutical industries, in order to attract and retain high-caliber candidates on a long-term basis.

Key Elements of Executive Compensation

      Because the Company is still in the process of developing its proprietary products and so has not yet brought any such products to market, the use of traditional performance standards, such as profit levels and return on equity, are not appropriate in the evaluation of executive officer performance. Therefore, executive officer compensation is based primarily on the Company’s achievement of certain business objectives, including the completion of financings, the achievement of product development milestones, the initiation and continuation of corporate collaborations, and the issuance of patents relating to the Company’s proprietary technology, as well as individual contributions and achievements of specific business objectives by each of such officers. Corporate and individual objectives are established at the beginning of each fiscal year. Performance by Applied Molecular Evolution, Inc., and the Company’s executive officers is measured by reviewing and determining if the corporate and individual objectives have been accomplished. Currently, the Company’s compensation structure for executive officers includes a combination of base salary, bonus and stock options.

      Base Salary and Bonus. Cash compensation amounts are based primarily upon the competitive market for the executive officers’ services determined through comparisons with companies of similar size and/or complexity in the biotechnology and pharmaceutical industries. Compensation of the Company’s officers is intended to approximate the median point of the range of compensation for officers of comparable companies. Such compensation is tailored to executive officers based on individual performance in the achievement of the individual’s and Applied Molecular Evolution, Inc.’s objectives. This performance is compared to these objectives annually.

      Long-Term Incentives. Long-term incentives to executive officers are provided by means of periodic grants of stock options. The Plans are administered by the Stock Plan Committee and, under certain limited circumstances, by Dr. Huse, acting as a committee of one, with respect to employees who are not officers or directors of the Company. The Stock Plan Committee believes that by granting executive officers an opportunity to obtain and increase their personal ownership of the Company’s stock, the best interests of stockholders and executives will be more closely aligned. The options have exercise prices equal to fair market value on the date of grant, vest generally over a three or four-year period and expire ten years from the date of grant. Vesting ceases should the executive leave the Company’s employment. These vesting provisions of the Plans serve to retain qualified employees, providing continuing benefits to the Company beyond those achieved in the year of grant. Therefore, executive officers, as well as all full-time employees, are eligible to receive stock options periodically at the discretion of the Stock Plan Committee or the Board of Directors. Consideration is given to the executive officer’s performance against the accomplishment of individual and corporate objectives, to comparisons with other biotechnology companies at similar stages of development, to the number of options previously granted to each executive officer and to the extent of vesting of options and/or restricted stock previously awarded to each executive officer. Awards are intended to approximate the median point of the range for awards made to executive officers of comparable companies.

CEO Compensation

      During 2002, the Company’s Chief Executive Officer, William D. Huse, earned a base salary of $350,000. Dr. Huse has served as the Company’s Chief Executive Officer since January 1999. The Compensation Committee’s approach to establishing Dr. Huse’s compensation was to be competitive with comparable companies. In establishing Dr. Huse’s salary base and increase over his 2001 salary, the Compensation Committee recognized his efforts in advancing the development and growth of the Company and corporate objectives achieved in 2001 including the following:

•	the commencement of Phase I and Phase I/ II clinical trials of VitaxinTM by MedImmune, Inc. for rheumatoid arthritis and cancer,

•	entering into a corporate collaboration with Eli Lilly and Company for the optimization of two protein therapeutics,

•	entering into a corporate collaboration with Chiron Corporation for the optimization of a protein therapeutic,

•	the initiation of optimization of an antibody against interleukin-9 for MedImmune, Inc.,

•	the receipt of a $1.0 million dollar grant from the National Institutes of Health to support the development of butyrylcholinesterase (BChE) optimized by the AMEsystemTM, a potential treatment for acute cocaine toxicity and chronic cocaine addiction,

•	the Company’s majority-owned subsidiary, Novasite, entering into a corporate collaboration with Aventis Pharmaceuticals, Inc., and

•	the addition of the Company to the Russell 3000 Index.

      The Committees determined that these accomplishments were critical to the Company’s future growth and enhancement of stockholder value and, accordingly, determined to reward Dr. Huse for his efforts on behalf of the Company.

Miscellaneous

      Section 162(m) of the Internal Revenue Code disallows the deductibility by the Company of any compensation over $1 million per year paid to each of the chief executive officer and the four other most highly compensated executive officers, unless certain criteria for an exemption under Section 162(m) are satisfied. The 2000 Stock Incentive Plan and 2001 Stock Incentive Plan have been drafted to qualify for an exemption from the $1 million limit on deductions under Section 162(m) with respect to nonstatutory stock option grants under the Plans.

STOCK PLAN COMMITTEE	COMPENSATION COMMITTEE
John F. Richards, Chairman	John F. Richards, Chairman
Raymond V. Dittamore	Raymond V. Dittamore
N. Coleman Owen	N. Coleman Owen

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

COMMITTEE REPORT TO STOCKHOLDERS

      This Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

Audit Committee Report

      The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors which is attached to this Proxy as Exhibit A. The members of the Audit Committee are Raymond V. Dittamore, Chairman, N. Coleman Owen and John F. Richards. All the members of the Audit Committee meet the independence standards of Rule 4200(a)(14) of the National Association of Securities Dealers listing requirements.

      In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility to monitor the quality and integrity of the Company’s financial statements, the compliance with legal and regulatory requirements, the controls relating to financial risk exposure and the dissemination of accurate material information. The Audit Committee monitors the independence and performance of the independent accountants and has the sole authority and responsibility to select and, when appropriate, replace the independent accountants.

      Management is responsible for the consolidated financial statements and reporting process, including the system of internal controls. The Company’s independent accountants are responsible for performing an audit of the Company’s consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee oversees and reviews these processes and has reviewed and discussed the consolidated financial statements with management and the Company’s independent auditors. The Audit Committee is not, however, an employee of the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent accountants.

      In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with the independent accountants any relationships that may impact their objectivity and independence, including fees paid relating to the audit and any non-audit services performed, and satisfied itself as to that firm’s independence.

      The Audit Committee discussed and reviewed with the independent accountants all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” In addition, the Audit Committee, with and without management present, discussed and reviewed the results of the independent accountants’ examination of the financial statements. The Audit Committee also discussed with management and the independent accountants the processes used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to be filed with and accompany the Company’s periodic filings with the SEC.

      Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, subject to the limitations on the role and responsibility of the Audit Committee referred to in the written charter of the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the SEC. The

Audit Committee also approved the reappointment, subject to stockholder ratification, of the independent accountants, and the Board of Directors concurred in such authorization.

Raymond V. Dittamore, Chairman
N. Coleman Owen
John F. Richards

STOCK PRICE PERFORMANCE GRAPH

      The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company’s Common Stock with the Center for Research in Securities Prices (“CRSP”) Total Return Index for the Nasdaq Stock Market (U.S. and Foreign) (the “Nasdaq Composite Index”) and data for the Nasdaq Biotechnology Index since July 27, 2000 (the effective date of the Company’s initial public offering). The comparisons in the graph are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Company’s Common Stock.

	7/27/00	12/29/00	12/31/01	12/31/02

Applied Molecular Evolution, Inc.	$100.00	$55.26	$39.87	$6.64
Nasdaq Composite	100.00	64.01	50.45	34.75
Nasdaq Biotechnology(1)(2)	100.00	91.33	76.53	41.84

Assumes a $100 investment on July 27, 2000, in each of the Company’s Common Stock, the securities comprising the Nasdaq Composite Index, and the securities comprising the Nasdaq Biotechnology Index.

(1)	The Nasdaq Biotechnology Index includes companies that are primarily engaged in using biomedical research for the discovery or development of novel treatments and cures for human disease.

(2)	The Company selected the Nasdaq Biotechnology Index rather than the Nasdaq Pharmaceutical Index as a comparison benchmark, because the Company believes that the businesses of the companies which securities comprise the Nasdaq Biotechnology Index more closely approximate the business of the Company than those of the companies which securities comprise the Nasdaq Pharmaceutical Index. Assuming a $100 investment on July 27, 2000, in the securities comprising the Nasdaq Pharmaceutical Index, the investment would be worth $93.31, $79.53 and $51.37 on December 29, 2000, December 31, 2001 and December 31, 2002, respectively.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

      The Audit Committee has appointed the firm of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003 and the Board of Directors has directed that management submit the appointment of the independent auditors for ratification by the Company’s stockholders at the Company’s Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 1992. Representatives of Ernst & Young LLP are expected to be present at the Company’s Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

      Stockholder ratification of the appointment of Ernst & Young LLP as the Company’s independent accountants is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. Even if the appointment is ratified, the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Principal Accounting Firm Fees

Audit Fees

      The aggregate fees for professional services rendered by Ernst & Young LLP in connection with their audit of the Company’s consolidated financial statements and reviews of the condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and in connection with statutory and regulatory filings for the fiscal years ended December 31, 2002 and 2001, were $145,350 and $161,060, respectively.

Audit-related Fees

      There were no fees for assurance and related services rendered by Ernst & Young LLP during the fiscal years ended December 31, 2002 and 2001.

Tax Fees

      The aggregate fees for tax compliance, tax advice and tax planning services rendered by Ernst & Young LLP for the fiscal years ended December 31, 2002 and 2001, were $16,155 and $21,815, respectively.

All other fees

      There were no fees for any other services rendered by Ernst & Young LLP during the fiscal years ended December 31, 2002 and 2001.

      The Audit Committee has considered whether the provision of the other services is compatible with maintaining the principal accountants’ independence.

The Board of Directors recommends a vote FOR ratification of Ernst & Young LLP as the Company’s independent auditors.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

      If a stockholder wishes to have a stockholder proposal considered at the Company’s 2004 Annual Meeting, the stockholder must have given timely notice of the proposal in writing to the Company’s corporate Secretary. To be timely, a stockholder’s notice of the proposal must be delivered to or mailed and received at the Company’s executive offices not less than 120 calendar days before the date of the Company’s Proxy Statement released to stockholders in connection with the 2003 Annual Meeting.

      Proposals of the Company’s stockholders that are intended by a stockholder to be included in the Company’s Proxy Statement and form of proxy for the 2004 Annual Meeting must be received by the Company’s corporate Secretary no later than December 24, 2003.

OTHER MATTERS

      The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under the securities laws of the United States, the Company’s directors, executive officers and any persons holding more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established, and the Company is required to identify in this Proxy Statement those persons who failed to file timely these reports.

      All of the filing requirements were timely satisfied. In making this disclosure, the Company has relied solely on its review of copies of the reports that have been filed with the SEC.

      Whether you intend to be present at the Annual Meeting or not, the Company urges you to return your signed proxy at your earliest convenience.

By order of the Board of Directors

Lawrence E. Bloch, M.D., J.D.
Chief Financial Officer and Secretary

San Diego, California

April 24, 2003

Exhibit A

APPLIED MOLECULAR EVOLUTION, INC.

AUDIT COMMITTEE CHARTER

Purpose

      The purpose of the Audit Committee (the “Committee”) of the Board of Directors of Applied Molecular Evolution, Inc. (the “Corporation”) is:

1. To assist in assuring that the Corporation’s financial statements are properly audited by qualified accountants who are independent;

2. To assist the Board of Directors in fulfilling its oversight responsibility with respect to the Corporation’s compliance with the requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) regarding accurate books and records;

3. To assist the Board of Directors in monitoring financial risk exposures and developing guidelines and policies to govern processes for managing risk;

4. To assist the Board of Directors in fulfilling its oversight responsibility with respect to the Corporation’s fair dissemination of accurate information in compliance with securities laws;

5. To prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Corporation’s proxy statement for its annual meeting of stockholders;

6. To assist the Board of Directors in monitoring corporate compliance efforts and developing appropriate guidelines and policies; and

7. To perform such other duties and responsibilities enumerated in and consistent with this Charter.

      The Committee’s function is one of oversight, recognizing that the Corporation’s management is responsible for preparing the Corporation’s financial statements, and the independent auditor is responsible for auditing those statements. In adopting this Charter, the Board of Directors acknowledges that the Committee members are not employees of the Corporation and are not providing any expert assurance as to the Corporation’s financial statements or any professional certification as to the external auditor’s work or auditing standards. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation that provide information to the Committee and the accuracy and completeness of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary.

Membership and Procedures

Membership and Appointment

      The Committee shall be comprised of not fewer than three members of the Board of Directors, as shall be appointed from time to time by the Board of Directors, based on recommendations, if any, from the Board Nominating and Governance Committee.

Removal

      The entire Committee or any individual Committee member may be removed from office without cause by the affirmative vote of a majority of the Board of Directors. Any Committee member may resign by giving oral or written notice to the Chairman of the Board of Directors, the Corporate Secretary or the Board of Directors.

Chairperson

      A chairperson of the Committee (the “Chairperson”) may be designated by the Board of Directors based upon recommendation, if any, by the Board Nominating and Governance Committee. In the absence of such designation, the members of the Committee may designate the Chairperson by majority vote of the full Committee membership. The Chairperson shall determine the agenda, the frequency and the length of meetings and shall have unlimited access to management and information. The Chairperson shall establish such other rules as may from time to time be necessary and proper for the conduct of the business of the Committee.

Secretary

      The Committee may appoint a Secretary whose duties and responsibilities shall be to keep full and complete records of the proceedings of the Committee for the purposes of reporting Committee activities to the Board of Directors and to perform all other duties as may from time to time be assigned to him or her by the Committee, or otherwise at the direction of a Committee member. The Secretary need not be a Director.

Independence and Other Qualifications

      Each member shall meet the objective test of “independence”. The Board of Directors shall make an individual determination that each member is independent within the meaning of any applicable law or any listing standard or rule established by The Nasdaq Stock Market, Inc. (“Nasdaq”). Each member shall also meet any additional the experience requirements as may be established from time to time by Nasdaq and applicable to the Committee.

      At least one member of the Committee shall be a “financial expert” as such term may be defined from time to time by the SEC or Nasdaq. Each member of the Committee must be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements.

Delegation

      The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more members of the Committee. Any such subcommittee to the extent provided in the resolutions of the Committee, and to the extent not limited by applicable law or listing standard, shall have and may exercise all the powers and authority of the Committee. Each subcommittee shall keep regular minutes of its meetings and report the same to the Committee or the Board of Directors.

Authority to Retain Advisers

      In the course of its duties, the Committee shall have the authority, at the Corporation’s expense, to retain and terminate such advisers as it deems necessary.

Evaluation

      The Committee shall undertake an annual evaluation assessing the adequacy of this Charter and its performance with respect to its purposes and its duties and tasks set forth in this Charter, which evaluation shall be reported to the Board of Directors.

Duties and Responsibilities

      The following shall be the common recurring duties and responsibilities of the Committee in carrying out its oversight functions. These duties and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law or listing standards.

With Respect to the Independent Auditors:

      1.     Annually, the Committee shall select and employ the Corporation’s independent auditor, subject to stockholder ratification of the selection, if such ratification is required or sought. The Committee shall fulfill the oversight responsibility of the Board of Directors with respect to the independent auditor’s audit of the financial statements of the Corporation and its subsidiaries for the fiscal year for which it is appointed, including resolution of disagreements, if any, between Corporation’s management and the independent auditors regarding financial reporting. In connection with its selection of the independent auditors, the Committee shall review and evaluate the lead partner of the independent auditor team, evaluate the qualifications, performance and independence of the independent auditor, including whether the auditor’s quality controls are adequate and taking into account the opinions of management and the independent auditors.

      2.     The Committee shall review the scope and plan of the work to be done by the independent auditors for each fiscal year. The scope and plan of work shall be based upon the recommendations of the independent auditors and management.

      3.     The Committee shall approve the terms and fees of all auditing and permissible non-audit services by the independent auditor to the Corporation and its subsidiaries in advance of the provision of those services.

      4.     In connection with the Committee’s approval of non-audit services, the Committee shall consider whether the independent auditor’s performance of any non-audit services is compatible with the external auditor’s independence.

      5.     At least annually, the Committee shall obtain and review a report by the independent auditor describing:

(a) the independent auditor’s internal quality control procedures;

(b) any material issues raised by the most recent internal quality control review or peer review of the independent auditor’s firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditor’s firm, and the steps taken to deal with those issues; and

(c) all relationships between the independent auditor and the Corporation, in order to assess the auditor’s independence.

      6.     The Committee shall also review all reports by the independent auditor describing:

(a) critical accounting policies and practices used by the Corporation;

(b) alternative treatments of financial information that have been discussed with management as required to be discussed by the independent auditors with the Committee, the ramifications of such alternative treatments and the independent auditor’s preferred accounting treatment; and

(c) any other material written communication between the independent auditor’s firm and the Corporation’s management.

With Respect to the Corporation’s Financial Statements:

      7.     The Committee shall discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Corporation’s disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s reports filed with the SEC. The reviews and discussions shall include the results of the independent auditor’s audit of the annual financial statements and review of the quarterly financial statements and shall be performed prior to the filing of such reports.

      8.     The Committee shall discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as any off-balance sheet structures on the Corporation’s financial statements.

      9.     The Committee shall review disclosures made to the Committee by the Corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q, including any significant deficiencies in the design or operation of internal controls, material weaknesses therein or changes thereto, any fraud involving management or other employees who have a significant role in the Corporation’s internal controls, and any significant changes in internal controls.

      10.     In connection with its review of the Corporation’s financial statements, the Committee shall review and discuss with the independent auditor the matters relating to the conduct of the audit required to be discussed by Statements on Accounting Standards Nos. 61 and 90 (Communications with Audit Committees), as they may be modified or supplemented, including, but not limited to, significant judgments, significant estimates, critical accounting policies and unadjusted differences.

      11.     Based on its review and discussions with management, the internal auditors and the independent auditor, the Committee shall recommend to the Board of Directors whether the Corporation’s financial statements should be included in the Corporation’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K).

      12.     The Committee shall prepare the report required by SEC rules to be included in the Corporation’s proxy statement for the annual meeting of stockholders.

      13.     The Committee shall discuss with management press releases relating to the Corporation’s earnings, including the use of any “pro forma” or “adjusted” non-GAAP information, as well as financial information, earnings guidance and information about material acquisitions or dispositions, as well as correspondence broadly disseminated to the Company’s stockholders and all presentations to analysts, the investment community, rating agencies and lenders.

      14.     The Committee shall review (a) any significant disagreement between management and the independent auditor or the internal auditors in connection with the preparation of the Corporation’s financial statements, (b) any difficulties which the independent auditor reports were encountered during the course of the audit (including without limitation any restriction on the scope of work or access to required information), and (c) management’s response to each of the above.

With Respect to Periodic Reviews and Reports:

      15.     Periodically, the Committee shall meet separately with each of management, internal auditors and the independent auditors.

      16.     The Committee shall review with the independent auditor any audit problems or difficulties and management’s response to them.

      17.     The Committee shall discuss the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s policies with respect to risk assessment and risk management.

      18.     The Committee shall communicate to the Board of Directors any issues with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements or the performance and independence of the Corporation’s independent auditors.

With Respect to Other Matters:

      19.     The Committee shall establish procedures for:

(a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and

(b) the confidential, anonymous submission by the Corporation’s employees of concerns regarding questionable accounting or auditing matters.

      20.     The Committee shall establish the Corporation’s hiring policies for employees or former employees of the Corporation’s independent auditors.

      21.     The Committee shall review and, in its sole discretion, approve on an on-going basis all Corporation related party transactions.

Amendment

      This Charter and any provision contained herein may be amended or repealed by the Board of Directors.

APPROVED: Board of Directors

DATE: March 12, 2003

APPLIED MOLECULAR EVOLUTION, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR ANNUAL MEETING ON MAY 22, 2003

     The undersigned stockholder of Applied Molecular Evolution, Inc. (the “Company”), acknowledges receipt of Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated April 24, 2003, and the undersigned revokes all prior proxies and appoints William D. Huse and Lawrence E. Bloch, or each of them, proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at the Company’s offices located at 3520 Dunhill Street, San Diego, California, at 8:30 a.m. on May 22, 2003, and any postponement or adjournment thereof, and instructs said proxies to vote as follows:

1.	ELECTION OF DIRECTOR:

N. Coleman Owen

☐	FOR the nominee listed above

☐	WITHHOLD AUTHORITY to vote for the nominee for Class III director listed above

2.	TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY:

☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR AND FOR PROPOSAL 2.

APPLIED MOLECULAR EVOLUTION, INC.
BOARD OF DIRECTORS PROXY
Annual Meeting of Stockholders May 22, 2003

Dated this day of , 2003

(Signature of Stockholder)

(Signature of Stockholder)

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